UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report  (Date of earliest event reported)  July 11, 2006

SUPERIOR ESSEX INC.
(Exact name of registrant as specified in its charter)

Delaware	0-50514	20-0282396
(State or other jurisdiction	(Commission File	(IRS Employer
of incorporation)	Number)	Identification No.)

150 Interstate North Parkway, Atlanta, Georgia 30339

(Address of Principal Executive Offices) (Zip Code)

(770) 657-6000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01               Entry into a Material Definitive Agreement

In October 2005, Superior Essex Inc. (the “Company”) acquired Nexans’ magnet wire operations in Europe through formation of a corporate joint venture, Essex Nexans Europe SAS.  The Company holds a 60% interest in the joint venture and Nexans holds the remaining 40% interest.

In order to provide additional capital to fund the working capital requirements of Essex Nexans Europe SAS and its subsidiaries, on October 27, 2005, Essex Nexans Europe SAS and certain of its subsidiaries (collectively herein, “Essex Nexans Europe”) entered into a factoring agreement (the “Factoring Agreement”) with Compagnie Generale d’Affacturage SA (the “Factor”) pursuant to which Essex Nexans Europe may assign its eligible accounts receivable to the Factor.  Essex Nexans Europe can request advances in anticipation of customer collections on the assigned receivables.  Interest is payable on the net outstanding advances at the European Overnight Index Average rate plus .47% per annum.  The amount of advances available to Essex Nexans Europe under the Factoring Agreement was limited to 90% (80% if EBITDA is less than zero for any year, equity of the joint venture is 10% or less of total assets or social charges exceed 5% of sales) of assigned receivables up to a maximum of $41.5 million (€35 million).  The Factoring Agreement expires in October 2008.  The Factoring Agreement may be terminated by the Factor if Nexans ceases to own 38% to 42% of Essex Nexans Europe.  Neither the Company nor any of its domestic subsidiaries are guarantors under the Factoring Agreement.

Effective July 11, 2006, the parties entered into an amendment (the “Amendment”) to the Factoring Agreement.  The Amendment makes the following principal changes to the Factoring Agreement:

•                          The amount of advances available to Essex Nexans Europe has been increased by $25 million (€20 million) up to a maximum of $69 million (€55 million), which increase expires on May 31, 2007 unless terminated earlier by either party upon two months notice.

•                          Interest on the net outstanding advances in excess of €35 million is payable at the European Overnight Index Average rate plus .67% per annum.

•                          The amount of advances available to Essex Nexans Europe is limited to 88% (78% if EBITDA is less than zero for any year, equity of the joint venture is 10% or less of total assets or social charges exceed 5% of sales) of assigned receivables.

The foregoing summary of the Factoring Agreement and Amendment is not complete and is qualified in its entirety by reference to the full text of such agreements, which are filed as Exhibit 10.1 and Exhibit 10.2 to this report, respectively, and are incorporated by reference herein.

Item 2.03                                             Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth above in Item 1.01 is incorporated into this Item 2.03 by reference.

Item 9.01.              Financial Statements and Exhibits.

(a)  Not applicable.

(b)  Not applicable.

(c)  Not applicable

(d)  Exhibits:

Exhibit Number	Description
10.1

Agreement for the Transfer of Receivables among Newco Nexans Superior Essex, Nexans Winding Wires, Lacroix & Kress GmbH and Essex International Ltd., on the one hand, and Compagnie Generale d’Affacturage SA on the other, dated October 27, 2005.

10.2

Amendment No. 1 to the Transfer of Receivable Agreement between Essex Nexans Europe SAS, Essex Nexans and Essex Nexans L&K, on the one hand, and Compagnie Generale d’ Affacturage SA, on the other, dated July 11, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUPERIOR ESSEX INC.
Dated: July 17, 2006
	By:	/s/ David S. Aldridge
David S. Aldridge
Executive Vice President, Chief Financial Officer and Treasurer